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                                                                  Exhibit 24.2


Murray N. Hutchison                                        San Ramon, CA  94583
Senior Vice President                                      Tel:  (510) 866-1166
                                                           Telex: 470670
                                                           Fax:  (510) 866-6520



March 20, 1996




Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401

Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-8 (File No. 33-37306); Form S-3 (File No. 33-34560); Form S-3 (File No. 33-45909); and Form
S-3 (File No. 33-65028) of our report dated September 1993 pertaining to the McDonald Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Very truly yours,




/s/Murray N. Hutchison
- ----------------------
Murray N. Hutchison


MNH:smr